Exhibit 99.1

News

FOR IMMEDIATE RELEASE
Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

Thermo Fisher Scientific Reports Third Quarter 2024 Results

WALTHAM, Mass. (October 23, 2024) – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today reported its financial results for the third quarter ended September 28, 2024.

Third Quarter 2024 Highlights

•Third quarter revenue was $10.60 billion.
•Third quarter GAAP diluted earnings per share (EPS) was $4.25.
•Third quarter adjusted EPS was $5.28.

•Advanced our proven growth strategy, launching a range of high-impact, innovative new products during the quarter. To enable the development of advanced materials, we launched the groundbreaking Thermo Scientific Iliad scanning transmission electron microscope, which integrates a number of our advanced technologies into a user-friendly workflow to enable research of the most sophisticated modern materials down to the atomic level. To advance life sciences research, we launched the Applied Biosystems MagMAX Sequential DNA/RNA kit, which maximizes the isolation of DNA and RNA from blood cancer samples helping researchers identify unique insights into cancer-causing genetic alterations; and the Invitrogen Vivofectamine Delivery Solutions, a novel method for delivering nucleic acids into multiple targets with therapeutic effect, paving the way for groundbreaking new medicines.

•Continued to deepen our trusted partner status with customers to accelerate their innovation and enhance their productivity. In the quarter, we announced a partnership with the National Cancer Institute on the myeloMATCH precision medicine umbrella trial, which will leverage our next-generation sequencing technology to test patients for specific genetic biomarkers to match them more quickly with optimal treatments based on their unique cancer profile. In our pharma services business, we announced the expansion of our Cincinnati, Ohio, and Bend, Oregon, sites to further enhance our solid dose formulation capabilities for our pharma and biotech customers. In our clinical research business, we also announced the expansion of our global laboratory services network with a new bioanalytical lab in Gothenburg, Sweden, which will provide pharma and biotech customers with advanced laboratory services to support all phases of development.

“We are pleased to deliver strong financial results in the third quarter, reflecting another quarter of sequential improvement in growth” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “We continue to deliver differentiated performance through our proven growth strategy and PPI Business System. Our trusted partner status is resonating strongly with customers, and this is translating into meaningful commercial wins.”

Casper added, “Looking ahead, we’re in a great position to deliver on our 2024 objectives, as we continue to create value for all of our stakeholders and build an even brighter future for our company.”

Third Quarter 2024

Revenue for the quarter was $10.60 billion in 2024 versus $10.57 billion in 2023. Growth in revenue, organic revenue and Core organic revenue all improved sequentially from Q2 and were flat versus the prior-year quarter.

GAAP Earnings Results

GAAP diluted EPS in the third quarter of 2024 was $4.25, versus $4.42 in the same quarter last year. GAAP operating income for the third quarter of 2024 was $1.84 billion, compared with $1.86 billion in the year-ago quarter. GAAP operating margin was 17.3%, compared with 17.6% in the third quarter of 2023.

Non-GAAP Earnings Results

Adjusted EPS in the third quarter of 2024 was $5.28, versus $5.69 in the third quarter of 2023. Adjusted operating income for the third quarter of 2024 was $2.36 billion, compared with $2.56 billion in the year-ago quarter. Adjusted operating margin was 22.3%, compared with 24.2% in the third quarter of 2023.

Annual Guidance for 2024

Thermo Fisher is raising its full-year adjusted EPS guidance to a new range of $21.35 to $22.07 versus its previous guidance of $21.29 to $22.07. Revenue guidance continues to be in the range of $42.4 to $43.3 billion.

Use of Non-GAAP Financial Measures

Adjusted EPS, adjusted net income, adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth and Core organic revenue growth are non-GAAP measures that exclude certain items detailed after the tables that accompany this press release, under the heading “Supplemental Information Regarding Non-GAAP Financial Measures.” The reconciliations of GAAP to non-GAAP financial measures are provided in the tables that accompany this press release.

Note on Presentation

Certain amounts and percentages reported within this press release are presented and calculated based on underlying unrounded amounts. As a result, the sum of components may not equal corresponding totals due to rounding.

Conference Call

Thermo Fisher Scientific will hold its earnings conference call today, October 23, at 8:30 a.m. Eastern Daylight Time. During the call, the company will discuss its financial performance, as well as future expectations. To listen, call (833) 470-1428 within the U.S. or (404) 975-4839 outside the U.S. The access code is 296868. You may also listen to the call live on the “Investors” section of our website, www.thermofisher.com. The earnings press release and related information can also be found in that section of our website under the heading “Financials”. A replay of the call will be available under “News, Events & Presentations” through November 6, 2024.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Safe Harbor Statement

The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: the COVID-19 pandemic; the need to develop new products and adapt to significant technological change; implementation of strategies for improving growth; general economic conditions and related uncertainties; dependence on customers' capital spending policies and government funding policies; the effect of economic and political conditions and exchange rate fluctuations on international operations; use and protection of intellectual property; the effect of changes in governmental regulations; any natural disaster, public health crisis or other catastrophic event; and the effect of laws and regulations governing government contracts, as well as the possibility that expected benefits related to recent or pending acquisitions, may not materialize as expected. Additional important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in our most recent annual report on Form 10-K, and subsequent quarterly reports on Form 10-Q, which are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

Condensed Consolidated Statements of Income (unaudited)
	Three months ended
	September 28,	% of	September 30,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$10,598		$10,574
Costs and operating expenses:
Cost of revenues (a)	6,180	58.3%	6,145	58.1%
Selling, general and administrative expenses (b)	1,739	16.4%	1,578	14.9%
Amortization of acquisition-related intangible assets	450	4.2%	584	5.6%
Research and development expenses	346	3.3%	319	3.0%
Restructuring and other costs (c)	45	0.4%	84	0.8%
Total costs and operating expenses	8,759	82.7%	8,710	82.4%
Operating income	1,838	17.3%	1,864	17.6%
Interest income	277		246
Interest expense	(356)		(359)
Other income/(expense) (d)	(16)		14
Income before income taxes	1,742		1,765
Provision for income taxes (e)	(99)		(53)
Equity in earnings/(losses) of unconsolidated entities	(14)		(17)
Net income	1,629		1,695
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	—		(20)
Net income attributable to Thermo Fisher Scientific Inc.	$1,630	15.4%	$1,715	16.2%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$4.26		$4.44
Diluted	$4.25		$4.42
Weighted average shares:
Basic	382		386
Diluted	384		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$1,838	17.3%	$1,864	17.6%
Cost of revenues adjustments (a)	9	0.1%	14	0.1%
Selling, general and administrative expenses adjustments (b)	21	0.2%	14	0.1%
Restructuring and other costs (c)	45	0.4%	84	0.8%
Amortization of acquisition-related intangible assets	450	4.2%	584	5.6%
Adjusted operating income (non-GAAP measure)	$2,362	22.3%	$2,560	24.2%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$1,630		$1,715
Cost of revenues adjustments (a)	9		14
Selling, general and administrative expenses adjustments (b)	21		14
Restructuring and other costs (c)	45		84
Amortization of acquisition-related intangible assets	450		584
Other income/expense adjustments (d)	3		(9)
Provision for income taxes adjustments (e)	(139)		(192)
Equity in earnings/losses of unconsolidated entities	14		17
Noncontrolling interests adjustments (f)	(6)		(19)
Adjusted net income (non-GAAP measure)	$2,026		$2,208

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$4.25		$4.42
Cost of revenues adjustments (a)	0.02		0.04
Selling, general and administrative expenses adjustments (b)	0.05		0.03
Restructuring and other costs (c)	0.12		0.22
Amortization of acquisition-related intangible assets	1.17		1.50
Other income/expense adjustments (d)	0.01		(0.02)
Provision for income taxes adjustments (e)	(0.36)		(0.49)
Equity in earnings/losses of unconsolidated entities	0.04		0.04
Noncontrolling interests adjustments (f)	(0.02)		(0.05)
Adjusted EPS (non-GAAP measure)	$5.28		$5.69

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$2,167		$2,414
Purchases of property, plant and equipment	(271)		(332)
Proceeds from sale of property, plant and equipment	20		66
Free cash flow (non-GAAP measure)	$1,915		$2,148

Business Segment Information	Three months ended
	September 28,	% of	September 30,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$2,387	22.5%	$2,433	23.0%
Analytical Instruments	1,808	17.1%	1,754	16.6%
Specialty Diagnostics	1,129	10.7%	1,083	10.2%
Laboratory Products and Biopharma Services	5,740	54.2%	5,728	54.2%
Eliminations	(467)	-4.4%	(424)	-4.0%
Consolidated revenues	$10,598	100.0%	$10,574	100.0%

Segment income and segment income margin
Life Sciences Solutions	$845	35.4%	$872	35.9%
Analytical Instruments	451	24.9%	468	26.7%
Specialty Diagnostics	293	25.9%	283	26.1%
Laboratory Products and Biopharma Services	773	13.5%	937	16.4%
Subtotal reportable segments	2,362	22.3%	2,560	24.2%
Cost of revenues adjustments (a)	(9)	-0.1%	(14)	-0.1%
Selling, general and administrative expenses adjustments (b)	(21)	-0.2%	(14)	-0.1%
Restructuring and other costs (c)	(45)	-0.4%	(84)	-0.8%
Amortization of acquisition-related intangible assets	(450)	-4.2%	(584)	-5.6%
Consolidated GAAP operating income	$1,838	17.3%	$1,864	17.6%

(a) Adjusted results in 2024 and 2023 exclude charges for the sale of inventory revalued at the date of acquisition and accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation. Adjusted results in 2024 also exclude $5 of accelerated depreciation on fixed assets to be abandoned due to facility consolidations.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges/credits for pre-acquisition litigation and other matters, net gains on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes, and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.
Note:
Consolidated depreciation expense is $291 and $269 in 2024 and 2023, respectively.

Organic and Core organic revenue growth	Three months ended
September 28, 2024
Revenue growth	0%
Acquisitions	1%
Currency translation	0%
Organic revenue growth (non-GAAP measure)	0%
COVID-19 testing revenue	0%
Core organic revenue growth (non-GAAP measure)	0%

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Statements of Income (unaudited)
	Nine months ended
	September 28,	% of	September 30,	% of
(Dollars in millions except per share amounts)	2024	Revenues	2023	Revenues
Revenues	$31,484		$31,971
Costs and operating expenses:
Cost of revenues (a)	18,326	58.2%	18,905	59.1%
Selling, general and administrative expenses (b)	5,156	16.4%	4,897	15.3%
Amortization of acquisition-related intangible assets	1,514	4.8%	1,775	5.5%
Research and development expenses	1,016	3.2%	1,010	3.2%
Restructuring and other costs (c)	151	0.5%	379	1.2%
Total costs and operating expenses	26,163	83.1%	26,966	84.3%
Operating income	5,321	16.9%	5,005	15.7%
Interest income	851		570
Interest expense	(1,073)		(985)
Other income/(expense) (d)	(2)		(32)
Income before income taxes	5,096		4,558
Provision for income taxes (e)	(507)		(151)
Equity in earnings/(losses) of unconsolidated entities	(75)		(58)
Net income	4,514		4,349
Less: net income/(losses) attributable to noncontrolling interests and redeemable noncontrolling interest (f)	9		(16)
Net income attributable to Thermo Fisher Scientific Inc.	$4,505	14.3%	$4,365	13.7%

Earnings per share attributable to Thermo Fisher Scientific Inc.:
Basic	$11.79		$11.31
Diluted	$11.75		$11.25
Weighted average shares:
Basic	382		386
Diluted	383		388

Reconciliation of adjusted operating income and adjusted operating margin
GAAP operating income	$5,321	16.9%	$5,005	15.7%
Cost of revenues adjustments (a)	25	0.1%	73	0.2%
Selling, general and administrative expenses adjustments (b)	(24)	-0.1%	28	0.1%
Restructuring and other costs (c)	151	0.5%	379	1.2%
Amortization of acquisition-related intangible assets	1,514	4.8%	1,775	5.5%
Adjusted operating income (non-GAAP measure)	$6,987	22.2%	$7,260	22.7%

Reconciliation of adjusted net income
GAAP net income attributable to Thermo Fisher Scientific Inc.	$4,505		$4,365
Cost of revenues adjustments (a)	25		73
Selling, general and administrative expenses adjustments (b)	(24)		28
Restructuring and other costs (c)	151		379
Amortization of acquisition-related intangible assets	1,514		1,775
Other income/expense adjustments (d)	(8)		36
Provision for income taxes adjustments (e)	(190)		(534)
Equity in earnings/losses of unconsolidated entities	75		58
Noncontrolling interests adjustments (f)	(6)		(19)
Adjusted net income (non-GAAP measure)	$6,042		$6,161

Reconciliation of adjusted earnings per share
GAAP diluted EPS attributable to Thermo Fisher Scientific Inc.	$11.75		$11.25
Cost of revenues adjustments (a)	0.07		0.19
Selling, general and administrative expenses adjustments (b)	(0.06)		0.07
Restructuring and other costs (c)	0.39		0.98
Amortization of acquisition-related intangible assets	3.95		4.57
Other income/expense adjustments (d)	(0.02)		0.09
Provision for income taxes adjustments (e)	(0.50)		(1.38)
Equity in earnings/losses of unconsolidated entities	0.20		0.15
Noncontrolling interests adjustments (f)	(0.02)		(0.05)
Adjusted EPS (non-GAAP measure)	$15.76		$15.87

Reconciliation of free cash flow
GAAP net cash provided by operating activities	$5,377		$4,683
Purchases of property, plant and equipment	(920)		(1,074)
Proceeds from sale of property, plant and equipment	40		76
Free cash flow (non-GAAP measure)	$4,498		$3,685

Business Segment Information	Nine months ended
	September 28,	% of	September 30,	% of
(Dollars in millions)	2024	Revenues	2023	Revenues

Revenues
Life Sciences Solutions	$7,027	22.3%	$7,508	23.5%
Analytical Instruments	5,277	16.8%	5,226	16.3%
Specialty Diagnostics	3,355	10.7%	3,300	10.3%
Laboratory Products and Biopharma Services	17,221	54.7%	17,322	54.2%
Eliminations	(1,397)	-4.4%	(1,385)	-4.3%
Consolidated revenues	$31,484	100.0%	$31,971	100.0%

Segment income and segment income margin
Life Sciences Solutions	$2,551	36.3%	$2,525	33.6%
Analytical Instruments	1,289	24.4%	1,321	25.3%
Specialty Diagnostics	886	26.4%	860	26.1%
Laboratory Products and Biopharma Services	2,262	13.1%	2,554	14.7%
Subtotal reportable segments	6,987	22.2%	7,260	22.7%
Cost of revenues adjustments (a)	(25)	-0.1%	(73)	-0.2%
Selling, general and administrative expenses adjustments (b)	24	0.1%	(28)	-0.1%
Restructuring and other costs (c)	(151)	-0.5%	(379)	-1.2%
Amortization of acquisition-related intangible assets	(1,514)	-4.8%	(1,775)	-5.5%
Consolidated GAAP operating income	$5,321	16.9%	$5,005	15.7%

(a) Adjusted results in 2024 and 2023 exclude charges for inventory write-downs associated with large-scale abandonment of product lines, accelerated depreciation on manufacturing assets to be abandoned due to facility consolidations, and charges for the sale of inventory revalued at the date of acquisition.
(b) Adjusted results in 2024 and 2023 exclude certain third-party expenses, principally transaction/integration costs related to recent acquisitions, charges/credits for changes in estimates of contingent acquisition consideration, and charges associated with product liability litigation. Adjusted results in 2024 also exclude $5 of accelerated depreciation on fixed assets to be abandoned due to facility consolidations.
(c) Adjusted results in 2024 and 2023 exclude restructuring and other costs consisting principally of severance, impairments of long-lived assets, net charges for pre-acquisition litigation and other matters, net gains on the sale of real estate, and abandoned facility and other expenses of headcount reductions and real estate consolidations. Adjusted results in 2023 also exclude $26 of contract termination costs associated with facility closures.
(d) Adjusted results in 2024 and 2023 exclude net gains/losses on investments.
(e) Adjusted results in 2024 and 2023 exclude incremental tax impacts for the reconciling items between GAAP and adjusted net income, incremental tax impacts as a result of tax rate/law changes and the tax impacts from audit settlements.
(f) Adjusted results exclude the incremental impacts for the reconciling items between GAAP and adjusted net income attributable to noncontrolling interests.

Notes:
Consolidated depreciation expense is $852 and $792 in 2024 and 2023, respectively.
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Condensed Consolidated Balance Sheets (unaudited)

	September 28,	December 31,
(In millions)	2024	2023

Assets
Current assets:
Cash and cash equivalents	$4,645	$8,077
Short-term investments	2,000	3
Accounts receivable, net	8,255	8,221
Inventories	5,430	5,088
Other current assets	3,453	3,200
Total current assets	23,783	24,589
Property, plant and equipment, net	9,412	9,448
Acquisition-related intangible assets, net	16,262	16,670
Other assets	4,180	3,999
Goodwill	46,726	44,020
Total assets	$100,364	$98,726

Liabilities, redeemable noncontrolling interest and equity
Current liabilities:
Short-term obligations and current maturities of long-term obligations	$4,116	$3,609
Other current liabilities	10,485	10,403
Total current liabilities	14,601	14,012
Other long-term liabilities	5,466	6,564
Long-term obligations	31,197	31,308
Redeemable noncontrolling interest	127	118
Total equity	48,972	46,724
Total liabilities, redeemable noncontrolling interest and equity	$100,364	$98,726

Condensed Consolidated Statements of Cash Flows (unaudited)

	Nine months ended
	September 28,	September 30,
(In millions)	2024	2023

Operating activities
Net income	$4,514	$4,349
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,367	2,567
Change in deferred income taxes	(1,007)	(631)
Other non-cash expenses, net	477	658
Changes in assets and liabilities, excluding the effects of acquisitions	(973)	(2,260)
Net cash provided by operating activities	5,377	4,683

Investing activities
Purchases of property, plant and equipment	(920)	(1,074)
Proceeds from sale of property, plant and equipment	40	76
Proceeds from cross-currency interest rate swap interest settlements	203	36
Acquisitions, net of cash acquired	(3,132)	(3,660)
Purchases of investments	(2,065)	(200)
Other investing activities, net	14	56
Net cash used in investing activities	(5,861)	(4,766)

Financing activities
Net proceeds from issuance of debt	1,204	3,466
Repayment of debt	(1,107)	(2,000)
Net proceeds from issuance of commercial paper	—	1,620
Repayment of commercial paper	—	(1,935)
Purchases of company common stock	(3,000)	(3,000)
Dividends paid	(434)	(387)
Other financing activities, net	212	42
Net cash used in financing activities	(3,126)	(2,194)

Exchange rate effect on cash	182	(92)
Decrease in cash, cash equivalents and restricted cash	(3,427)	(2,369)
Cash, cash equivalents and restricted cash at beginning of period	8,097	8,537
Cash, cash equivalents and restricted cash at end of period	$4,670	$6,168

Free cash flow (non-GAAP measure)	$4,498	$3,685

Note:
For more information related to non-GAAP financial measures, refer to the section titled “Supplemental Information Regarding Non-GAAP Financial Measures” of this release.

Supplemental Information Regarding Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures such as organic revenue growth, which is reported revenue growth, excluding the impacts of acquisitions/divestitures and the effects of currency translation. We also report Core organic revenue growth, which is reported revenue growth, excluding the impacts of COVID-19 testing revenue, and excluding the impacts of acquisitions/divestitures and the effects of currency translation. We report these measures because Thermo Fisher management believes that in order to understand the company’s short-term and long-term financial trends, investors may wish to consider the impact of acquisitions/divestitures, foreign currency translation and/or COVID-19 testing on revenues. Thermo Fisher management uses these measures to forecast and evaluate the operational performance of the company as well as to compare revenues of current periods to prior periods.

We report adjusted operating income, adjusted operating margin, adjusted net income, and adjusted EPS. We believe that the use of these non-GAAP financial measures, in addition to GAAP financial measures, helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s core operating performance, especially when comparing such results to previous periods, forecasts, and to the performance of our competitors. Such measures are also used by management in their financial and operating decision-making and for compensation purposes. To calculate these measures we exclude, as applicable:

•Certain acquisition-related costs, including charges for the sale of inventories revalued at the date of acquisition, significant transaction/acquisition-related costs, including changes in estimates of contingent acquisition-related consideration, and other costs associated with obtaining short-term financing commitments for pending/recent acquisitions. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•Costs/income associated with restructuring activities and large-scale abandonments of product lines, such as reducing overhead and consolidating facilities. We exclude these costs because we believe that the costs related to restructuring activities are not indicative of our normal operating costs.

•Equity in earnings/losses of unconsolidated entities; impairments of long-lived assets; and certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, including gains/losses on investments, the sale of businesses, product lines, and real estate, significant litigation-related matters, curtailments/settlements of pension plans, and the early retirement of debt. We exclude these items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

•The expense associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of up to 20 years. Exclusion of the amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•The noncontrolling interest and tax impacts of the above items and the impact of significant tax audits or events (such as changes in deferred taxes from enacted tax rate/law changes), the latter of which we exclude because they are outside of our normal operations and difficult to forecast accurately for future periods.

We report free cash flow, which is operating cash flow excluding net capital expenditures, to provide a view of the continuing operations’ ability to generate cash for use in acquisitions and other investing and financing activities. The company also uses this measure as an indication of the strength of the company. Free cash flow is not a measure of cash available for discretionary expenditures since we have certain non-discretionary obligations such as debt service that are not deducted from the measure.

Thermo Fisher Scientific does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher Scientific’s results computed in accordance with GAAP.

The non-GAAP financial measures of Thermo Fisher Scientific’s results of operations and cash flows included in this press release are not meant to be considered superior to or a substitute for Thermo Fisher Scientific’s results of operations prepared in accordance with GAAP. Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the tables above.